Exhibit 10.3

NON-COMPETITION AGREEMENT

FOR AND IN CONSIDERATION of a certain assignment of assets as more fully described in that certain “Agreement For The Purchase And Sale Of Assets” by and between 1443 Corp Inc., a Colorado corporation, d/b/a La Boheme Gentleman’s Cabaret, Seller, and Stout Restaurant Concepts, Inc., or Assigns, Buyer, signed and dated by the parties thereto on December 5, 2007, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, and the Officers, Directors, and Shareholders who own 10% or more of the outstanding capital (“Designated Shareholders”) of the Seller, as well as the Buyer, agree as follows this 21st day of December, 2007.

1.                                           Seller, has this date, sold to Buyer all of the assets of 1443 Corp, Inc, d/b/a La Boheme Gentleman’s Cabaret, as contemplated by that certain agreement dated December 5, 2007, which is engaged in the tavern and adult cabaret business in the City of Denver, State of Colorado at 1443 - 1447 Stout Street, Denver, Colorado.

2.                     The purchase price for the assets includes a substantial amount for the goodwill of such business, which goodwill is largely associated with the Seller, and which could be only preserved and protected by restricting the ability of Seller, as well as the Officers, Directors, and Designated Shareholders thereof, to hereafter engage in the adult cabaret business. This Noncompetition Agreement is specifically an integral part of the “Agreement For The Purchase And Sale Of Assets” referenced above.

3.                     For a period of three (3) years after the date of this Agreement, the Seller, as well as the Officers, Directors, and Designated Shareholders thereof, agree not to compete with the Buyer in any fashion within a fifteen (15) mile radius of the present location of the business. Said competition shall not be direct or indirect, in a adult cabaret business. For purposes of this Agreement, direct or indirect competition shall include, but shall not be limited to, competition as a sole proprietor, partner, corporate officer, director, shareholder, employee, agent, independent contractor, trustee, manager, or in any other manner in which the Seller, Officers, Directors, or Designated Shareholders thereof hold any debt interest, beneficial interest or employment interest in a competitive business, or shall in any fashion derive any income from such business or provide any service, including the benefit of their reputation or know-how to such business.

4.                     In the event that any provision of this Agreement is found to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to make it enforceable and as so severed or modified the remainder of this Agreement shall remain in full force and effect between the parties.

5.                     The parties acknowledge that the provisions of this Agreement are essential for the protection of the Buyer and that the breach or threat of breach of this Agreement would cause immediate and irreparable damage to the Buyer, for which monetary relief would be inadequate, or impossible to ascertain. Accordingly, the parties hereto agree that upon the existence of any breach or threatened breach hereof, the Buyer may, without limiting any other remedies whatsoever, obtain a restraining order, preliminary injunction, or any other form of relief whatsoever required in order to enforce the provisions hereof.

6.             The undersigned recognize and agree that this covenant extends in favor of Stout Restaurant Concepts, Inc., its heirs, successors and assigns, and that this instrument shall continue in full force and effect after any subsequent assignment by Stout Restaurant Concepts, Inc., in accordance with the terms hereof.

7.                     Any and all questions arising hereunder shall be governed by the laws of the State of Colorado.

8.                     Seller agrees not to disclose to any third party or utilize in anyway adverse to the Buyer any of the proprietary information transferred to the Seller under the purchase agreement between the parties herein.

SELLER:

1443 CORP. INC,
A Colorado Corporation

By:	/s/ Lance Migliaccio
Name:	Lance Migliaccio
Title:	President
Date:	12/21/07

/s/ Lance Migliaccio
Lance Migliaccio, Individually

/s/ Gidget Sanders
Gidget Sanders, Individually

/s/ Ted R Bullard
Ted “Rusty” Bullard, Individually

BUYER:

STOUT RESTAURANT CONCEPTS, INC

By:	/s/ Troy Lowrie
Name:	Troy Lowrie
Title:	CEO
Date:	12/21/07